Exhibit 4.2  Specimen of Warrant Certificate (Reverse)

SUBSCRIPTION FORM


To Be Executed by the Registered Holder

 in Order to Exercise Warrants


The undersigned Registered Holder hereby irrevocably elects to exercise
 Warrants represented by this Warrant Certificate, and to purchase the
securities issuable upon the exercise of such   Warrants, and requests that
certificates for such securities shall be issued in the name of

PLEASE INSERT SOCIAL SECURITY

 OR OTHER IDENTIFYING NUMBER









(please print or type name and address)


and be delivered to









(please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of
such   Warrants be registered in the name of, and delivered to, the Registered
Holder at the address stated below.


Dated:





X







Address




Taxpayer Identification Number




Signature Guaranteed





ASSIGNMENT


To Be Executed by the Registered Holder

 in Order to Assign  Warrants


FOR VALUE RECEIVED,   , hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY

 OR OTHER IDENTIFYING NUMBER









(please print or type name and address)


 of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints


  Attorney

to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:


X


Signature Guaranteed








THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON
THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR
ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY   A COMMERCIAL
BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.